Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces December 31, 2020 Financial Results and Declares First Quarter 2021 Dividend of $0.34 per Share

BOSTON – February 24, 2021 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced its financial results for the fourth quarter and fiscal year December 31, 2020, and that its Board of Directors has declared a dividend of $0.34 per share for the first quarter of 2021.

“We are pleased to report strong earnings results for the fourth quarter, in line with our preliminary estimates, driven by continued credit quality improvements across our diversified portfolio,” said Michael Ewald, Chief Executive Officer of BCSF. “Looking ahead, we believe the Company is well-positioned with a solid balance sheet to continue to execute on our long-standing strategy of prudently investing in senior secured loans to high quality middle market companies with demonstrated long-term value propositions.”

QUARTERLY HIGHLIGHTS

•	Net investment income per share was $0.34, as compared to $0.33 for the quarter ended September 30, 2020;

•	Net income per share was $0.61, as compared to $0.80 for the quarter ended September 30, 2020;

•	Net asset value per share as of December 31, 2020 was $16.54, as compared to $16.27 as of September 30, 2020;

•	Gross and net investment fundings were $172.6 million and $(15.5) million, respectively. Ending debt-to-equity (net of cash) ratio was 1.30x, as compared to 1.33x as of September 30, 2020;

•	The investment portfolio yield at amortized cost increased quarter-over-quarter to approximately 7.3%, up from 7.1% as of September 30, 2020(1);

•	Credit quality improved as demonstrated by no change to non-accrual investments quarter-over-quarter and net unrealized and realized gains across the Company’s investments during the fourth quarter. Non-accrual investments represented 0.2% of the total investment portfolio at both cost and fair value as of December 31, 2020;

•	Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.34 per share for the first quarter of 2021 payable to stockholders of record as of March 31, 2021(2); and

•	On February 11, 2021, the Company announced a strategic partnership with the private credit investment business of Pantheon (“Pantheon”) to create International Senior Loan Program, LLC (“ISLP”), a joint venture formed to provide direct lending solutions to middle market borrowers primarily across Europe and Australia. ISLP’s investment portfolio initially consists of approximately $320 million in investment principal of senior secured loans contributed by BCSF (the “Initial Portfolio”). The strategic partnership is expected to provide BCSF with enhanced balance sheet flexibility to expand its global capabilities, higher portfolio yields to drive greater net investment income and greater capacity to continue to invest in new senior secured loan investments to middle market companies. Giving effect to BCSF’s transfer of the Initial Portfolio to ISLP, BCSF’s pro forma ending debt-to-equity (net of cash) ratio decreased to approximately 1.1x as of December 31, 2020(3).

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q4 2020	Q3 2020
Net investment income per share	$0.34	$0.33
Net investment income	$21.9	$21.5
Earnings per share	$0.61	$0.80
Dividends per share declared and payable	$0.34	$0.34

($ in millions, unless otherwise noted)	As of December 31, 2020	As of September 30, 2020
Total fair value of investments	$2,484.5	$2,459.7
Total assets	$2,603.5	$2,621.1
Total net assets	$1,068.0	$1,050.5
Net asset value per share	$16.54	$16.27

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended December 31, 2020, the Company invested $172.6 million in 26 portfolio companies, including $120.5 million in six new companies and $52.1 million in 20 existing companies. The Company had $188.1 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $(15.5) million.

Investment Activity for the Quarter Ended December 31, 2020:

($ in millions)	Q4 2020	Q3 2020
Investment Fundings	$172.6	$29.2
Sales and Repayments	$188.1	$89.9
Net Investment Activity	$(15.5)	$(60.7)

As of December 31, 2020, the Company’s investment portfolio had a fair value of $2,484.5 million, comprised of investments in 105 portfolio companies operating across 28 different industries.

Investment Portfolio at Fair Value as of December 31, 2020:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loans	$2,164.9	87.1%
Second Lien Senior Secured Loans	162.0	6.6
Equity Interest	119.9	4.8
Preferred Equity	37.7	1.5
Total	$2,484.5	100.0%

As of December 31, 2020, the weighted average yield on the investment portfolio at amortized cost and fair value were 7.3% and 7.5%, respectively, as compared to 7.1% and 7.3%, respectively, as of September 30, 2020.(1) 99.2% of the Company’s debt investments at fair value were in floating rate securities.

As of December 31, 2020, one portfolio company was on non-accrual status, representing 0.2% and 0.2% of the total investment portfolio at cost and fair value, respectively.

RESULTS OF OPERATIONS

For the three months ended December 31, 2020 and September 30, 2020, total investment income was $48.3 million and $46.8 million, respectively. The increase in investment income was primarily due to an increase in prepayment related income and other income.

Total expenses (before taxes), net of fee waivers for the three months ended December 31, 2020 and September 30, 2020 were $26.2 million and $25.4 million, respectively. The increase was primarily driven by an increase in incentive fees, partially offset by voluntary base management fee and incentive fee waivers and lower interest and debt financing expenses.

Net investment income for the three months ended December 31, 2020 and September 30, 2020 was $21.9 million or $0.34 per share and $21.5 million or $0.33 per share, respectively.

During the three months ended December 31, 2020, the Company had net realized and unrealized gains of $17.6 million.

Net increase in net assets resulting from operations for the three months ended December 31, 2020 was $39.5 million, or $0.61 per share.

CAPITAL AND LIQUIDITY

As of December 31, 2020, the Company had total principal debt outstanding of $1,465.5 million, including $257.7 million outstanding in the Company’s revolving credit facility with Goldman Sachs Bank USA (the “BCSF Revolving Credit Facility”), $293.3 million outstanding in the Company’s credit facility with JPMorgan Chase Bank, National Association (the “JPM Credit Facility”), $365.7 million outstanding of the notes issued through BCC Middle Market CLO 2018-1 LLC, $398.8 million outstanding of the 2019-1 Debt and $150.0 million outstanding in the Company’s senior unsecured notes due 2023.

For the three months ended December 31, 2020, the weighted average interest rate on debt outstanding was 3.2%, as compared to 3.3% for the three months ended September 30, 2020.

As of December 31, 2020, the Company had cash and cash equivalents (including foreign cash) of $54.7 million and $373.9 million of aggregate capacity under its credit facilities, including $167.2 million in the BCSF Revolving Credit Facility, $156.7 million in the JPM Credit Facility and $50.0 million in the Revolving Advisor Loan. As of December 31, 2020, the Company had $189.9 million of undrawn investment commitments.

As of December 31, 2020, the Company’s debt-to-equity and debt-to-equity (net of cash) ratios were 1.37x and 1.30x, respectively, as compared to 1.45x and 1.33x, respectively, as of September 30, 2020.

As of December 31, 2020, the Company was in compliance with all terms under its secured credit facilities.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 9:00 a.m. Eastern Time on February 25, 2021. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-877-300-8521
•	International: 1-412-317-6026
•	Conference ID: 10151833

All participants will need to reference “Bain Capital Specialty Finance - Fourth Quarter and Fiscal Year Ended December 31, 2020 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through March 4, 2021 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921
•	International: 1-412-317-6671
•	Conference ID: 10151833#

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of December 31,
	2020	2019
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $2,281,809 and $2,416,854, respectively)	$2,261,461	$2,403,250
Non-controlled/affiliate investment (amortized cost of $93,089 and $6,720, respectively)	92,915	6,720
Controlled affiliate investment (amortized cost of $147,841 and $113,689, respectively)	130,112	117,085
Cash and cash equivalents	53,704	36,531
Foreign cash (cost of $976 and $854, respectively)	972	810
Restricted cash and cash equivalents	27,026	31,505
Collateral on forward currency exchange contracts	4,934	-
Deferred financing costs	3,131	3,182
Interest receivable on investments	15,720	22,482
Receivable for sales and paydowns of investments	5,928	21,994
Unrealized appreciation on forward currency exchange contracts	-	1,034
Dividend receivable	7,589	961
Total Assets	$2,603,492	$2,645,554

Liabilities
Debt (net of unamortized debt issuance costs of $7,147 and $4,584, respectively)	$1,458,360	$1,574,635
Interest payable	8,223	15,534
Payable for investments purchased	10,991	293
Collateral payable on forward currency exchange contracts	-	331
Unrealized depreciation on forward currency exchange contracts	22,614	1,252
Base management fee payable	6,289	7,265
Incentive fee payable	3,799	4,513
Accounts payable and accrued expenses	3,261	2,155
Distributions payable	21,951	21,176
Total Liabilities	1,535,488	1,627,154

Commitments and Contingencies

Net Assets
Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	$-	$-
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 51,649,812 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	65	52
Paid in capital in excess of par value	1,166,453	1,038,343
Total distributable earnings (loss)	(98,514)	(19,995)
Total Net Assets	1,068,004	1,018,400
Total Liabilities and Total Net assets	$2,603,492	$2,645,554

Net asset value per share	$16.54	$19.72

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Year Ended December 31,
	2020	2019	2018
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$178,186	$178,586	$73,049
Dividend income	787	62	-
Other income	1,955	805	545
Total investment income from non-controlled/non-affiliate investments	180,928	179,453	73,594

Investment income from non-controlled/affiliate investments:
Interest from investments	1,866	-	-
Other income	202	-	-
Total investment income from non-controlled/affiliate investments	2,068	-	-

Investment income from controlled affiliate investments:
Interest from investments	2,923	1,809	314
Dividend income	8,537	16,679	25,386
Other income	4	4	-
Total investment income from controlled affiliate investments	11,464	18,492	25,700
Total investment income	194,460	197,945	99,294

Expenses
Interest and debt financing expenses	63,309	66,330	24,011
Base management fee	35,215	32,702	17,544
Incentive fee	4,473	17,418	8,670
Professional fees	2,626	2,297	2,639
Directors fees	726	546	278
Other general and administrative expenses	5,398	4,772	902
Total expenses before fee waivers	111,747	124,065	54,044
Base management fee waiver	(2,676)	(8,242)	(8,772)
Incentive fee waiver	(674)	(2,745)	(1,908)
Total expenses, net of fee waivers	108,397	113,078	43,364
Net investment income before taxes	86,063	84,867	55,930
Excise tax expense	232	-	-
Net investment income	85,831	84,867	55,930

Net realized and unrealized gains (losses)
Net realized loss on non-controlled/non-affiliate investments	(33,824)	(3,487)	(3,345)
Net realized gain on controlled affiliate investments	-	265	-
Net realized gain (loss) on foreign currency transactions	130	(36)	(489)
Net realized gain (loss) on forward currency exchange contracts	6,472	11,043	(2,651)
Net change in unrealized appreciation (depreciation) on foreign currency translation	108	(130)	-
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	(22,396)	(9,540)	12,826
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	(6,744)	13,308	(36,334)
Net change in unrealized depreciation on non-controlled/affiliate investments	(174)	-	-
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	(21,125)	1,795	708
Total net gains (losses)	(77,553)	13,218	(29,285)

Net increase in net assets resulting from operations	$8,278	$98,085	$26,645

Basic and diluted net investment income per common share	$1.46	$1.64	$1.45
Basic and diluted increase in net assets resulting from operations per common share	$0.14	$1.90	$0.69
Basic and diluted weighted average common shares outstanding	58,670,518	51,603,415	38,567,001

See Notes to Consolidated Financial Statements

Endnotes

(1)	The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost. The weighted average yield does not represent the total return to our stockholders.

(2)	The first quarter dividend is payable on April 30, 2021 to holders of record as of March 31, 2021.

(3)	On February 22, 2021, BCSF completed the transfer of the Initial Portfolio to ISLP. Based on BCSF's balance sheet and BCSF's contribution to ISLP of the Initial Portfolio, each as of quarter ended December 31, 2020. Net leverage represents principal debt outstanding less cash to equity.

About International Senior Loan Program

BCSF and Pantheon formed the ISLP joint venture on February 9, 2021. ISLP’s principal purpose is to invest in middle market direct lending opportunities across Europe and Australia. BCSF and Pantheon have agreed to contribute capital up to (subject to the terms of their agreement) approximately $255 million in aggregate to purchase interests in ISLP, with BCSF and Pantheon contributing up to approximately $180 million and $75 million, respectively. Investment decisions of ISLP require the consent of both BCSF and Pantheon.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through December 31, 2020, BCSF has invested approximately $3,913.9 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com